Exhibit 10(x)


                                 PIZZERIA REGINA

                       INTERNATIONAL DEVELOPMENT AGREEMENT

                             DATED: January __, 1998

                                TABLE OF CONTENTS





1. DEVELOPMENT RIGHTS AND OBLIGATIONS......................................1


2. TERM....................................................................4


3. RIGHT TO BUY-OUT........................................................5


4. MONTHLY DEVELOPMENT FEE.................................................7


5. ROYALTY.................................................................7


6. SITE SELECTION.........................................................10


7. TRAINING OF SYSTEM RESTAURANT EMPLOYEES................................11


8. PROMOTIONAL MATERIALS; OPERATIONS MANUALS..............................11


9. QUALITY ASSURANCE......................................................12


10. START-UP OF SYSTEM RESTAURANTS........................................12


11. COMPLIANCE WITH LAWS..................................................12


12. ENFORCEMENT OF FRANCHISE AGREEMENTS...................................13


13. ADVERTISING AND MARKETING.............................................13


14. CONFIDENTIAL INFORMATION..............................................14


15. CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS..........................14


16. TRANSFER OF INTEREST..................................................14


17. DEFAULT AND TERMINATION...............................................16


18. COVENANTS.............................................................17


19. NOTICES...............................................................19


20. INDEPENDENT CONTRACTOR AND INDEMNIFICATION............................20


21. APPROVALS AND WAIVERS.................................................21


22. SEVERABILITY AND CONSTRUCTION.........................................21


23. APPLICABLE LAW; REMEDIES..............................................22


24. ARBITRATION OF DISPUTES...............................................23




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DEVELOPMENT AGREEMENT                                                 Page i

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25. ENTIRE AGREEMENT......................................................23

26. ACKNOWLEDGMENTS.......................................................23

      EXHIBIT A - PROPRIETARY MARKS---------------------------------------25

      EXHIBIT B - DEVELOPMENT AREA----------------------------------------26

      EXHIBIT C - FRANCHISE AGREEMENT-------------------------------------27

      EXHIBIT D - UNIFORM FRANCHISING OFFERING CIRCULAR-------------------28










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DEVELOPMENT AGREEMENT                                                 Page ii

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                                 PIZZERIA REGINA
                                 ---------------

                       INTERNATIONAL DEVELOPMENT AGREEMENT
                       -----------------------------------


     THIS INTERNATIONAL DEVELOPMENT AGREEMENT ("Agreement") is entered into on January, 1998, between Boston Restaurant Associates, Inc., a Delaware corporation ("Franchisor"), and Regina International Ltd., a Gibraltar corporation ("Developer").

     WHEREAS, Franchisor and its affiliates have developed a system relating to the preparation and promotion of high-quality pizza and related products and services and the establishment and operation of restaurants specializing in the sale of high-quality pizza and other food and beverage items (the "System");

     WHEREAS, the distinguishing characteristics of the System include, without limitation, the sale of brick-oven pizza prepared in accordance with special recipes and seasonings; distinctive exterior and interior restaurant design, decor, color scheme and furnishings; standards, specifications and procedures for operations; procedures for quality control; training and assistance programs; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor and its affiliates from time to time;

     WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "Pizzeria Regina(R)", as set forth in Exhibit A to this Agreement, and such other trade names, service marks, and trademarks as may hereafter be designated by Franchisor in writing for use in the System (the "Proprietary Marks");

     WHEREAS, Franchisor, through its wholly owned subsidiary, Boston Restaurant Associates International, Inc., a Delaware corporation ("BRAII"), desires to introduce the System into new geographic territories through the sale of franchises for development of restaurants under the System and the Proprietary Marks;

     WHEREAS, Developer wishes to obtain the right to develop restaurants under the System and the Proprietary Marks ("System Restaurants") by acting as Franchisor's and BRAII's exclusive representative to market and promote the System and sell and implement franchises for System Restaurants within the territory defined in Exhibit B to this Agreement ("Franchises");

     NOW, THEREFORE, the parties agree as follows:

     1. DEVELOPMENT RIGHTS AND OBLIGATIONS
        ----------------------------------

     1.1. Franchisor hereby grants Developer (provided that Developer or its Permitted Transferee (as defined in Section 16.2) shall at all times be at least ten percent (10%) owned by Terrance Smith and Terrance Smith shall at all times be the largest stockholder of Developer or its Permitted Transferee and shall at all times serve as the Chief Executive Officer involved in the day-to-day operations of Developer or its Permitted Transferee) the exclusive right, and Developer undertakes the obligation, pursuant to the terms and conditions of this Agreement, to act as Franchisor's and BRAII's representative to market and promote the System and sell and implement franchises for System Restaurants solely within the territory defined in Exhibit B to this Agreement (the "Development Area"). The System Restaurants shall be located only at the specific locations approved in writing by Franchisor in accordance with Section 6 below pursuant to Franchise Agreements (as defined in Section 1.3 below) between Franchisees and BRAII. Franchises shall be sold for System Restaurants and developed in accordance with the schedule set forth in
Section 1.4 below.

     1.2. Developer shall use its best efforts to market and promote the System and sell and implement Franchises within the Development Area. In furtherance of these duties and in accordance with the other terms and conditions of this Agreement, Developer shall (i) develop a form of franchise agreement in accordance with Franchisor's requirements and all applicable law; (ii) develop promotional materials; (iii) identify and negotiate with potential franchisees for Franchises, subject to the final approval of all Franchises by Franchisor;
(iv) negotiate and enforce franchise agreements and obligations; (v) assist franchisees in Franchise start-up and provide training of Franchise employees;
(vi) develop and implement ongoing quality assurance programs; (vii) obtain and maintain proprietary protection for the Proprietary Marks under all applicable trademark treatise or, if no trademark treaty, in a commercially reasonable manner; (viii) select System Restaurant site locations; (ix) review unit plans;
(x) select, secure and maintain an office satisfactory to Franchisor in Europe from which BRAII's operations will be conducted, it being acknowledged that Developer's current office identified in Section 19 below is satisfactory; and
(xi) perform other duties ancillary to the foregoing or as otherwise specified herein, in each case in a manner which conforms with the standard practice of Franchisor as in effect from time to time (as such standard practices shall be communicated to Developer). Developer agrees to refrain from any business or advertising practice which may be injurious to the business of Franchisor, BRAII, the System, the System Restaurants or the good will associated with the Proprietary Marks.


     1.3. Developer shall develop a form of franchise agreement to be used by BRAII in connection with all Franchises within the Development Area (the "Franchise Agreement"). The Franchise Agreement shall be subject to the final approval of Franchisor and shall incorporate the basic terms, obligations, rights and remedies which are set forth in the form of domestic franchise agreement used by Franchisor which is attached as Exhibit C to this Agreement, subject to modifications as required by applicable law or as may otherwise be approved by Franchisor. Developer shall hire the necessary professionals to ensure that the form of Franchise Agreement complies with all applicable law and that any related licenses, certifications and filings which are required to be obtained or filed in connection with the promotion and sale of Franchises and the use of the form of Franchise Agreement are so obtained or filed. The form of Franchise Agreement may be modified from time to time as required by law or as otherwise required by Franchisor. Developer shall exercise its development rights hereunder solely by having each potential franchisee execute a Franchise Agreement. The Franchise Agreement shall be executed by the Franchisee and Franchisor upon Franchisor's approval and shall provide, among other




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DEVELOPMENT AGREEMENT                                                 Page 2


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things, for the following payments, all of which shall be made by wire transfer of immediately available funds to an account designated by BRAII:

          1.3.1. Upon execution, the Franchisee shall pay BRAII a one-time territory fee in an amount to be determined by Developer based on the number of System Restaurants Developer estimates Franchisee will open within Franchisee's defined territory, times $10,000;

          1.3.2. Upon opening of each System Restaurant subject to the Franchise Agreement, Franchisee shall pay BRAII a one-time opening fee of $20,000; and

          1.3.3. Franchisee shall pay BRAII a monthly Franchise fee of 5% of revenues generated by each Franchise.

     1.4. Developer shall sell Franchises for System Restaurants to be developed and opened in accordance with the following schedule (the "Development Schedule"):

          1.4.1. The Development Schedule is as follows:





                                        Minimum cumulative number of System
                                        Restaurant Developer must have in
         Deadline:                      operation by deadline:
         ---------                      -----------------------
         18 mos. from January 1, 1998                  2
         12 mos. later                                 6
         12 mos. later                                12
         12 mos. later                                20
         12 mos. later                                30


          1.4.2. Developer shall use its best efforts to sell Franchises throughout the Development Area.

          1.4.3. Developer shall use its best efforts to generate profitable operations for BRAII under this Agreement and the Franchise Agreements.

     1.5. If Developer fails to have in operation the minimum number of System Restaurants required on the dates specified in the Development Schedule, Franchisor, at its option, may modify the definition of "Development Area" to delete any territory in which Developer has not sold a Franchise prior to the applicable Development Schedule date (the "Modified Development Area") and BRAII and/or Franchisor shall have the right, directly or indirectly through other developers, to market, promote and sell franchises in the territories no longer within the Development Area without any obligation or liability to Developer hereunder with respect to such franchises, including, without limitation, with respect to the payment of any Royalties or


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DEVELOPMENT AGREEMENT                                                 Page 3


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other amounts which would otherwise have been payable to Developer had the
Development Area not been so modified. In the event of the foregoing, Developer shall continue to have the rights and obligations provided herein with respect to the Modified Development Area and any Franchises then existing or thereafter opened in the Modified Development Area (the "Retained Franchises"); provided that BRAII's obligation to pay the Monthly Fee shall immediately cease and any Royalties, expense reimbursements or other amounts payable to Developer hereunder shall thereafter be calculated based only on the Retained Franchises and related expenses, and not on any other franchises which may be sold by BRAII. In that regard any and all definitions and provisions contained herein shall be automatically amended without further action to reflect the foregoing and that the Developer's rights hereunder are no longer exclusive, except with respect to the Modified Development Area.

     1.6. BRAII shall serve as the entity through which Franchisor shall offer Franchises and enter into Franchise Agreements for Franchises in the Development Area. Developer shall have no right to execute Franchise Agreements or any other agreements in the name or on behalf of Franchisor or BRAII. All revenues generated by Developer in connection with the sale and implementation of Franchises by Developer or BRAII shall be attributed to and paid over to BRAII. All related expenses incurred directly by BRAII shall be charged to and paid by BRAII. All expenses incurred by Developer or Franchisor which constitute International Expenses or Domestic Expenses (as such terms are defined in Section 5.3.2 and 5.3.3 below) shall be invoiced to BRAII and shall be reimbursed to Developer and Franchisor out of Revenues (as defined in Section
5.3.1 below) as cash flow permits.

     1.7. This Agreement does not grant Developer any right to use the Proprietary Marks or the System except in connection with the fulfillment of Developer's express obligations hereunder. Developer acknowledges that it will have no right under this Agreement to subfranchise any other person or legal entity to use the Proprietary Marks or the System except to Franchisees in accordance with the terms of this Agreement and the Franchise Agreements.

     2. TERM
        ----

     2.1. Unless sooner terminated as provided herein, or extended pursuant to
Section 2.2 below, the initial term of this Agreement shall expire on the last date set forth in the Development Schedule (the "Initial Term").

     2.2. Unless sooner terminated as provided herein, if Developer shall be in compliance with all of the following, then the rights granted hereunder shall be extended for additional terms of one (1) year each (each a "Renewal Term" and collectively with the Initial Term, the "Term").

          2.2.1. For the first renewal, Developer shall have successfully complied with the deadlines set forth in Section 1.4 hereof;

          2.2.2. For each subsequent renewal, Developer shall have increased the total number of System Restaurants in operation pursuant to this Agreement over the total set forth in the Development Schedule as mutually agreed by Developer and Franchisor.


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DEVELOPMENT AGREEMENT                                                 Page 4


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     2.3. With respect to each renewal, Developer shall not be in default of any provision of this Agreement, any amendment hereof, or any other agreement between Developer and Franchisor, BRAII or their affiliates, and shall have complied in all material respects with such agreements throughout their respective terms.

     3. RIGHT TO BUY-OUT
        ----------------

     3.1. Either party may elect to renegotiate the terms of this Agreement pursuant to written notice thereof to the other party at least one hundred eighty (180) days prior to the end of the Initial Term (a "Renegotiation Notice"). If the parties are unable to renegotiate this Agreement on mutually satisfactory terms within one hundred twenty (120) days thereafter (the "Negotiation Period"), Franchisor shall have the right, and Developer shall have the right to cause Franchisor (each a "Buy-Out Right"), to pay to Developer a one-time buy-out fee equal to (i) the aggregate gross Revenues of BRAII for the five (5) years immediately preceding the buy-out or, if five (5) years has not elapsed since the date of this Agreement, such shorter period as has elapsed since the date of this Agreement, less (ii) the aggregate amount of International Expenses incurred during the five (5) years immediately preceding the buy-out (the "Buy-Out Fee"). Either party may exercise its Buy-Out Right by providing notice of such election to the other party within ten (10) days of the expiration of the Negotiation Period. In the event either party exercises its Buy-Out Right, this Agreement shall terminate fifty (50) days after receipt by the other party of the Buy-Out Notice. For purposes of determining the Buy-Out Fee, the terms "Revenues" and "International Expenses" shall have the meanings ascribed to them in Section 5 below.

     3.2. If the parties are able to successfully renegotiate this Agreement within the Negotiation Period, the Renegotiation Notice shall automatically terminate and this Agreement shall renew in accordance with Section 2.2 above, provided that, during each subsequent Renewal Term, each of the parties shall have the right to send a Renegotiation Notice at least one hundred eighty (180) days prior to the expiration of the applicable Renewal Term. If the parties are unable to renegotiate this Agreement on mutually satisfactory terms during the Negotiation Period, each of the parties shall have the right to exercise their Buy-Out Right as provided above. If this Agreement is not successfully renegotiated and neither party exercises their Buy-Out Right, this Agreement shall nevertheless terminate at the end of the applicable period.

     3.3. The Buy-Out Fee may be paid by Franchisor in cash, common stock of Franchisor, or a combination of both, at the discretion of Franchisor. In the event Franchisor elects to pay all or a portion of the Buy-Out Fee in the form of common stock, the number of shares of common stock subject to the Buy-Out Fee shall be determined based on the current market price per share of Franchisor's common stock. The current market price per share, if traded on a national securities exchange, on any date shall be the average of the closing bid prices on such exchange (as adjusted for any stock dividend, split, combination or reclassification that takes effect after the date hereof) for the ten (10) consecutive days immediately prior to the date the Buy-Out Right is exercised or, if a weekend or holiday, on the last day the principal national securities exchange on which the Franchisor's common stock is listed or admitted to trading was open. If not traded on a national securities exchange, the current market price per share


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DEVELOPMENT AGREEMENT                                                 Page 5


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shall be determined by appraisal paid for equally by Franchisor and Developer.
The Buy-Out Fee shall be paid by Franchisor as provided in Section 3.4 below.

     3.4. All calculations pursuant to this Section 3 shall be determined by Franchisor's nationally recognized, independent certified public accountants (the "Accountants") in accordance with generally accepted accounting principles in effect in the United States ("GAAP") within ninety (90) days after the expiration of the application period. The calculations of Revenues and International Expenses shall be made by the Accountants with the assistance and cooperation of Developer. The Buy-Out Fee shall be paid by Franchisor within forty-five (45) days of the determination by such Accountants of the amount of the Buy-Out Fee.

     3.5. If more than sixty percent (60%) of the Buy-Out Fee is to be paid in the form of the Franchisor's common stock, at Developer's request, at any time after payment of the Buy-Out Fee and prior to the time Developer is required to pay taxes on account of receipt of the Buy-Out Fee, Franchisor shall register that number of shares of Franchisor's common stock, on a registration statement on Form S-3 if available to Franchisor, paid to Developer as part of the Buy-Out Fee having an aggregate current market price (as determined pursuant to Section
3.3 above) which, when combined with the amount of cash paid to Developer as part of the Buy-Out Fee, equals forty percent (40%) of the total Buy-Out Fee; provided that Franchisor shall only be obligated to keep such registration effective for a period of sixty (60) days and further provided that Franchisor shall have no obligation to register any such shares to the extent Developer is permitted to sell such shares under Rule 144, as promulgated under the Securities Act of 1933, as amended (the "Act"). Any shares of Franchisor's common stock paid as part of the Buy-Out Fee to Tumbleweed International, LLC ("Tumbleweed") shall be deposited by Tumbleweed into a voting trust pursuant to which a voting trustee acceptable to Franchisor, in its sole and absolute discretion, shall be granted the irrevocable right to vote all of such shares in such voting trustee's discretion. Any shares shall automatically be released from the voting trust on the earlier to occur of (i) the fifth anniversary of the deposit of such shares into the voting trust or (ii) as and when such shares are sold by Tumbleweed in the public market.

     3.6. In the event Developer receives any Buy-Out Shares and Franchisor subsequently determines to register any shares of its common stock under the Act and, in connection therewith, Franchisor may lawfully register any of the Buy-Out Shares, (other than pursuant to a registration statement on Form S-4, S-8 or any comparable form or filed in connection with an exchange offering of securities solely to Franchisor's existing shareholders) Franchisor will promptly give written notice thereof to Developer. Upon the written request of Developer within thirty (30) days after receipt of any such notice from Franchisor, Franchisor will, except as herein provided, cause all of the Buy-Out Shares which Developer has requested to be registered to be included in such registration statement, all to the extent requisite to permit the sale or other disposition of the Buy-Out Shares. However, nothing herein shall prevent Franchisor from at any time abandoning or delaying any registration. If any Shares registered pursuant to this Section 3.6 shall be included in an underwritten public offering in whole or in part, Franchisor may require that the Buy-Out Shares requested for inclusion hereunder be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters are being sold. If and in the event that the managing underwriter of such public offering shall be of the opinion that inclusion of all of the Buy-Out Shares would adversely affect the marketing of the

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DEVELOPMENT AGREEMENT                                                 Page 6


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securities to be sold by the Franchisor therein, then the number of Buy-Out
Shares otherwise to be included in the underwritten public offering may be reduced on a pro rata basis with the shares proposed to be included in such offering by any other selling shareholder (exclusive of Franchisor). Anything herein to the contrary notwithstanding, Franchisor shall not be obligated to provide the foregoing so-called "piggyback" registration rights on more than four (4) occasions.


     3.7. Franchisor may accelerate its Buy-Out Right in the event of the death or Disability (as defined in Section 17.1 below) of Terrance Smith or in the event Terrance Smith ceases to own at lease ten percent (10%) or ceases at any time to be the largest stockholder of Developer or its Permitted Transferee or chief executive officer of Developer or its Permitted Transferee. Developer may accelerate its Buy-Out Right in the event George Chapdelaine ceases to be the chief executive officer of Franchisor. In the event of such acceleration, the Buy-Out Fee shall be determined as of the end of the most recent year of the Term based on the immediately preceding five (5) years or, if five (5) years has not elapsed since the date of this Agreement, such shorter period as has elapsed since the date of this Agreement. In the event this Agreement is terminated by Franchisor pursuant to Section 17 below (other than due to the death or Disability of Terrance Smith), the Buy-Out Fee otherwise payable to Developer in connection with such termination shall be deposited into escrow or paid into court by Franchisor until such time as all damages (including reasonable attorney's fees and expenses) related to such termination have been finally determined (collectively, "Damages"). Following final determination of Damages, Franchisor shall pay to Developer the amount of the Buy-Out Fee deposited in escrow or court less the amount of the Damages, either in cash or common stock as provided above.

     4. MONTHLY DEVELOPMENT FEE
        -----------------------

     In consideration of Developer's performance of its obligations hereunder, BRAII will pay Developer a monthly fee of Seven Thousand Dollars ($7,000); provided, however, such fee shall accrue only and not be paid until the first day of the month immediately following the first month in which BRAII's positive cash flow equals or exceeds $7,000 after payment of all accrued but unpaid International Expenses and Domestic Expenses and then and thereafter only to the extent there continues to be positive cash flow of BRAII (the "Monthly Development Fee"). The Monthly Development Fee shall continue for a period of sixty (60) months, provided this Agreement has not been earlier terminated.

     5. ROYALTY
        -------

     Commencing with the first quarter after BRAII experiences positive cash flow and continuing every quarter thereafter during which BRAII has a positive cash flow during the Term thereafter, BRAII shall pay to Developer a royalty (the "Royalty") equal to 40% (which percentage shall be subject to adjustment pursuant to Section 5.1.1.1) of (i) the aggregate gross Revenues generated by BRAII during the immediately preceding three (3) month period less (ii) the aggregate amount of International Expenses incurred during that same period. The remaining 60% (which percentage shall be subject to adjustment pursuant to Sections 5.1.1 below) of the Formula Amount shall be paid by BRAII to Franchisor.


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DEVELOPMENT AGREEMENT                                                 Page 7


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          5.1.1. The percentages of the Formula Amount to which Developer and
Franchisor shall be entitled for any applicable period shall be adjusted as follows:

               5.1.1.1. If International Expenses equal or exceed 50% of Revenues for the applicable period, the percentage of the Formula Amount to which Developer and Franchisor shall be entitled for that period shall be adjusted as follows:

               o If International Expenses are between 50% and 51% of Revenues, no adjustments;

               o If International Expenses are between 51% and 52% of Revenues, the applicable percentages shall be Developer 39% and Franchisor 61%;

               o If International Expenses are between 52% and 53% of Revenues, the applicable percentages shall be Developer 38% and Franchisor 62%;

               o If International Expenses are between 53% and 54% of Revenues, the applicable percentages shall be Developer 37% and Franchisor 63%;

               o If International Expenses are between 54% and 55% of Revenues, the applicable percentages shall be Developer 36% and Franchisor 64%;

               o If International Expenses are greater than or equal to 55% or Revenues, the applicable percentages shall be Developer 35% and Franchisor 65%.

               5.1.1.2. If International Expenses are less than 50% of Revenues for the applicable period, the percentage of the Formula Amount to which Developer and Franchisor shall be entitled for that period shall be adjusted as follows:

               o If International Expenses are between 49% and 50% of Revenues, no adjustments;

               o If International Expenses are between 48% and 49% of Revenues, the applicable percentages shall be Developer 41% and Franchisor 59%;

               o If International Expenses are between 47% and 48% of Revenues, the applicable percentages shall be Developer 42% and Franchisor 58%;


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DEVELOPMENT AGREEMENT                                                 Page 8


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               o    If International Expenses are between 46% and 47% of
                    Revenues, the applicable percentages shall be Developer 43% and Franchisor 57%;

               o If International Expenses are between 45% and 46% of Revenues, the applicable percentages shall be Developer 44% and Franchisor 56%;

               o If International Expenses are less than 45% of Revenues, the applicable percentages shall be Developer 45% and Franchisor 55%.

     5.2. [INTENTIONALLY DELETED]

     5.3. For purposes of this Agreement, including the determination of the foregoing amounts, the terms "Revenues", "International Expenses" and "Domestic Expenses" shall have the following meanings, in each case as determined by the Accountants in accordance with GAAP and, with respect to Revenues and International Expenses, with the assistance and cooperation of Developer:

          5.3.1. "Revenues" shall mean all amounts actually collected by and/or paid to BRAII as a result of Developer's activities pursuant to this Agreement.

          5.3.2. "International Expenses" shall mean all direct out-of-pocket costs and expenses incurred by Developer or BRAII in connection with the marketing and promotion of the System and the sale and implementation of Franchises for System Restaurants in the Development Area, including, but not limited to, costs and expenses for or related to all legal and franchise law compliance and other licensing and legal compliance matters; the protection and enforcement of the Proprietary Marks, including trademark registration and enforcement provided that Developer shall be required to take only commercially reasonable actions in connection with such enforcement and in no event shall Developer be required to incur more than USD $100,000 in any single enforcement action, and further provided that Franchisor shall advance fifty percent (50%) of all related costs; the development of a model franchise agreement including related professional fees; the marketing and selling of Franchises, including related printing and advertising costs as well as any related travel or other out-of-pocket expenses; the training of Franchise employees; the development and implementation of ongoing quality assurance programs; development fees, current and accrued; the enforcement of Franchisor's and BRAII's rights against any Franchise operator or under any applicable Franchise Agreement; and any accounting or audit matters, including as required by this Agreement. Such costs and expenses which are jointly incurred with Developer's existing "Chi-Chi" operations or any other operations of Developer shall be prorated appropriately.

          5.3.3. "Domestic Expenses" shall mean all direct out-of-pocket costs and expenses incurred by Franchisor in connection with the marketing and promotion of the System and the sale and implementation of Franchises for System Restaurants in the Development Area



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DEVELOPMENT AGREEMENT                                                 Page 9
including, but not limited to, costs and expenses for or related to legal, accounting and audit matters; the development and printing of Franchise material; and travel, telephone and postage.

     5.4. The Accountants shall conduct an annual audit in accordance with GAAP of BRAII's Revenues and of the International Expenses and Domestic Expenses, within one-hundred twenty (120) days of the end of the each year of the Initial Term. The Accountants shall focus the audit of the International Expenses on the allocation of such expenses between BRAII and Developer's "Chi-Chi" or other operations. A synopsis of such allocation shall be provided annually by Developer to the Accountants.

     5.5. [INTENTIONALLY DELETED]

     5.6. [INTENTIONALLY DELETED]

     5.7. Developer and Franchisor shall bear the International Expenses and Domestic Expenses, respectively, subject to reimbursement by BRAII from Revenues as cash flow permits. The International Expenses and Domestic Expenses shall accrue and be payable by BRAII at such time as sufficient Revenues are generated by international operations to cover such accrued expenses, prior to the payment of any Monthly Development Fee. At least sixty (60) days but no more than ninety
(90) days prior to the commencement of each year during the Term, Developer and Franchisor shall prepare and submit to each other an annual budget for the projected International Expenses and Domestic Expenses, and Developer shall also prepare a projected Revenue budget (the "Annual Budget"). Franchisor and Developer shall have forty-five (45) days thereafter to review and either agree to the Annual Budget or provide comments thereon. The parties shall use their best good faith efforts to finalize a mutually acceptable Annual Budget prior to commencement of the applicable year of the Term.

     6. SITE SELECTION
        --------------

     6.1. Developer shall approve Franchisee's site for each System Restaurant to be developed hereunder subject to standards approved by Franchisor. Before committing to a site or allowing a Franchisee to commit to a site, Developer shall submit to Franchisor such information and materials as Franchisor may reasonably request to evaluate the site. After receipt of such information and materials, Franchisor, in its sole discretion, shall approve or refuse to approve the proposed site. Should Franchisor refuse the proposed site Franchisor will state the reasons in writing for the refusal. Franchisor shall either approve or reject a proposed site not later than ten (10) days after receipt of all information and materials requested pursuant to this Section 6.1. No site shall be deemed to have received Franchisor's approval unless it has been approved in writing by Franchisor. The site approved in writing by Franchisor shall be the "Approved Location" referred to in the applicable Franchise Agreement.

     6.2. Franchisor shall furnish to Developer the following:

          6.2.1. Site selection guidelines and criteria, and such site selection counseling and assistance as Franchisor and/or Developer may deem advisable;


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DEVELOPMENT AGREEMENT                                                 Page 10

          6.2.2. Such on-site evaluations, if any, as Franchisor may deem advisable in response to Developer's request for Franchisor's approval of a proposed site; and

          6.2.3. Franchisor will provide preliminary plans and specifications for construction of a System Restaurant, including exterior and interior design and layout plans. Such plans shall not be architectural drawings.

     6.3. If a Franchisee will occupy the premises of a System Restaurant under a lease, Developer shall cause the Franchisee, prior to the execution of the lease, to submit an English summary of the material terms of the lease signed by Franchisee to Franchisor for its written approval. No lease shall be executed unless previously approved by Franchisor in its reasonable discretion.

     7. TRAINING OF SYSTEM RESTAURANT EMPLOYEES
         --------------------------------------

     Developer shall fulfill Franchisor's responsibility under each Franchise Agreement to conduct training for each manager, assistant manager, and chef of a System Restaurant. The content and administration of Developer's training program shall be at least equal to those of Franchisor's training program, shall be approved in advance by Franchisor, and shall include ongoing quality assurance in accordance with Section 9 below, for the duration of each Franchise. Franchisor shall have the right to review Developer's training program periodically to ensure its quality and to verify that managers, assistant managers, and chefs are being trained in a timely and satisfactory manner. Franchisor shall notify Developer of any deficiencies in the training program. If Developer fails to cure such deficiencies within a reasonable time, Franchisor may revoke its approval of the training program and require all System Restaurant managers, assistant managers, and chefs to attend training conducted by Franchisor at a cost to Developer of USD $500 per trainee (which expense shall be excluded from the definition of International Expenses for reimbursement purposes), until such time as Developer has conformed its training program to comply with Franchisor's standards.

     8. PROMOTIONAL MATERIALS; OPERATIONS MANUALS
        -----------------------------------------

     Franchisor shall provide to Developer, on loan, for furnishing to each Franchisee, one set of Franchisor's confidential Operations Manuals, as they exist from time to time (the "Manuals"). The Manuals shall remain the sole property of Franchisor and Developer shall advise each Franchisee of the confidential and proprietary nature of the Manual and that any Manuals which are transmitted by e-mail shall be accessible only by approved personnel, and Franchisee shall take all reasonable measures to maintain the security and confidentiality of the Manuals. With respect to any hard copies of Manuals which are provided to Franchisees, Developer shall advise Franchisee to keep the Manuals in a secure place at all times and Developer shall advise Franchisee that it shall not photocopy, duplicate, record, or otherwise reproduce the Manuals or any of their contents without the prior written consent of Franchisor.



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DEVELOPMENT AGREEMENT                                                 Page 11

     9. QUALITY ASSURANCE
        -----------------

     Developer shall use Franchisor's program of ongoing quality assurance for each of the System Restaurants for the duration of each Franchise. Developer ohall communicate such standards in writing to each Franchisee and shall make regular and periodic on-site visits to ensure compliance by each Franchisee of the quality assurance program.

     10. START-UP OF SYSTEM RESTAURANTS
         -------------------------------

     Subject to the terms and conditions of this Agreement, Developer shall act on Franchisor's behalf and in cooperation with Franchisor to fulfill Franchisor's responsibility under each Franchise Agreement to assist each Franchisee in starting up a System Restaurant. Such assistance shall include designating exclusive territories; assisting in site selection; assisting in lease negotiations or site purchases; assisting with written specifications for store construction and/or remodeling; designating uniforms to be worn by employees; training Franchisees in start-up methods, operations standards, pizza production and customer service; providing general advice and assistance; advising of additions or deletions in approved products; advising on the use of the Proprietary Marks and the Manuals; advising of any changes to the Manuals; merchandising products; implementing employee selection criteria, motivation and loyalty programs; assisting in interpretation of operations standards; undertaking periodic inspections of each System Restaurant and taking corrective action based on the results of such inspections; and performing any other responsibilities of Franchisor other than those obligations which relate to the development, addition or deletion of products and methods. Developer shall perform Franchisor's responsibilities in a professional manner in accordance with the guidelines and standards established herein or hereinafter by Franchisor from time to time.

     11. COMPLIANCE WITH LAWS
         --------------------

     11.1. Developer shall use its best efforts to secure, maintain, enforce and comply in all material respects with all applicable laws and all required licenses, permits, franchises and certificates relating to the marketing, promotion, sale and implementation of each Franchise by Franchisor, BRAII or Developer, including, without limitation, all government regulations relating to food service businesses, franchising, licensing, withholding of income taxes, social security taxes, sales taxes, value added taxes, other taxes and the protection of the Proprietary Marks. Developer shall use its best efforts to assure that the Franchise Agreements comply in all material respects with all applicable laws and, subject to Section 5.3.2, shall use its best efforts to enforce the Franchise Agreements against any Franchisee who operates a System restaurant in violation of any of the foregoing.

     11.2. Developer shall make all necessary applications to obtain proprietary protection for all of the Proprietary Marks under applicable trademark treatise or, if no such treatise is in effect, under all applicable laws within the Development Area, to the extent such protection is available. Developer acknowledges that Franchisor is the owner of all of the Proprietary Marks licensed to Developer by this Agreement and that Developer's right to use the Proprietary Marks is derived solely from this Agreement and is limited to the marketing and promotion of the System and the sale and implementation of the Franchises in compliance with this Agreement in the Development Area and by all applicable standards, specifications and operating procedures prescribed by Franchisor from time to time during the Term. Developer agrees that all usage of

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DEVELOPMENT AGREEMENT                                                 Page 12
the Proprietary Marks by Developer and any good will established thereby shall inure to the exclusive benefit of Franchisor and BRAII. Developer shall immediately notify Franchisor of any impairment or infringement of, or challenge to, Franchisor's, BRAII's, Developer's, or any Franchisee's use of any of the Proprietary Marks, or any claim by any person of any rights in any Proprietary Mark, in each case upon Developer's immediately becoming aware of such impairment, infringement, challenge or claim. Developer shall not communicate with any person other than Franchisor, BRAII and their counsel in connection with any such infringement, challenge or claim. Developer and Franchisor, acting reasonably, shall mutually agree as to the action, if any, to be taken in connection with such infringement, challenge or claim. Subject to the foregoing, Developer shall take all commercially reasonable actions to the extent provided in Section 5.3.2 to enforce and protect the Proprietary Marks. At the direction of Franchisor, Developer shall take action on behalf of Franchisor in connection with such claim, provided that ultimate control of any litigation or other administrative proceeding arising out of any such impairment, infringement, challenge or claim, or otherwise relating to any Proprietary Mark, shall remain with Franchisor. The cost of all action taken at the direction of Franchisor by Developer will constitute Domestic Expenses unless such action is occasioned by Developer's failure to materially comply with any of its obligations hereunder.

     12. ENFORCEMENT OF FRANCHISE AGREEMENTS
         -----------------------------------

     12.1. With the prior approval and input of Franchisor, Developer shall take such actions as are necessary to enforce Franchisor's rights and remedies under each of the Franchise Agreements including, without limitation, retaining counsel to initiate legal action against a Franchisee. Developer shall notify Franchisor and BRAII of any breach of any Franchise Agreement promptly upon Developer's becoming aware of such breach, together with Developer's recommended course of action. Following such notice, Franchisor shall advise Developer of how to proceed with respect to such breach. Developer shall keep Franchisor informed of any enforcement action, however, Franchisor shall have the right to control or instruct Developer in connection with any such action. The cost of all action taken at the direction of Franchisor by Developer will constitute Domestic Expenses unless such action is occasioned by Developer's failure to materially comply with any of its obligations hereunder.

     13. ADVERTISING AND MARKETING
         -------------------------

     13.1. Developer and Franchisor shall together develop marketing and promotional materials for use by Developer in the marketing and promotion of the System and the sale of Franchises. All advertising and promotion by Developer shall be completely factual and shall conform to the commercially acceptable standards of ethical advertising. Developer will not incur any liability on behalf of Franchisor or BRAII nor make any claims, warranties or representations with respect to the System, the System Restaurants or the Franchises, except for those which have been previously approved in writing by Franchisor or as permitted under this Agreement. All advertising of the Franchises and the System by Developer will be in accordance with the highest standards of advertising and ethics. If Franchisor disapproves of any such advertising or promotion, Developer shall cease use of such advertising.





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DEVELOPMENT AGREEMENT                                                 Page 13

     13.2. Developer will furnish to each Franchisee ad formats and point of sale and media advertising materials produced by Franchisor for System Restaurants.

     14. CONFIDENTIAL INFORMATION
         ------------------------

     14.1. Developer shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of itself or any other person or entity any confidential information, knowledge, criteria analysis and systems, trade secrets, proprietary technology or know-how of BRAII or Franchisor which may be communicated to Developer or of which Developer may be apprised by virtue of Developer's activities under this Agreement. Developer may divulge such confidential information only: (i) to employees of Developer on a need-to-know basis; and (ii) to prospective Franchisees (who shall be subject to the confidentiality provisions contained in or required by the Franchise Agreement). All information, knowledge, trade secrets, know-how, techniques, and other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Developer can demonstrate came to its attention by lawful means prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Developer, had become or later becomes a part of the public domain, through publication or communication by others.

     14.2. At Franchisor's request, Developer shall require its employees, prospective or existing Franchisees, and any other person to whom Developer wishes to disclose any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary with the independent right to enforce the covenants.

     15. CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS
         --------------------------------------------

     If Developer is a corporation, limited liability company or partnership during the term of this Agreement, Developer shall furnish Franchisor with a copy of its charter documents, memoranda of association, Bylaws, and any other corporate governing documents.

     16. TRANSFER OF INTEREST
         --------------------

     16.1. Franchisor shall have the right to transfer or assign its rights under this Agreement solely to the extent provided below.

     16.2. Developer understands and acknowledges that the rights and duties set forth in this Agreement are granted in reliance on the business skill, financial capacity, and personal character of Terrance Smith. Accordingly, neither Developer nor any immediate or remote successor to any part of Developer's interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Developer, shall sell, assign, transfer, convey, or give away (each a "Transfer") any direct or indirect interest in Developer or in this Agreement without the prior written consent of Franchisor, which consent may be withheld by Franchisor in its sole and absolute discretion, except that (i) Developer may issue up





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DEVELOPMENT AGREEMENT                                                 Page 14
to ten percent (10%) of its capital stock outstanding from time to time to employees of Developer provided Terrance Smith at all time remains the largest stockholder of Developer and holds at least a ten percent (10%) ownership interest in Developer and (ii) Developer and its current stockholders may effectuate a Transfer of their respective interests in this Agreement or in Developer itself (whether by sale of stock or assets or by merger) to Tumbleweed or a wholly owned subsidiary of either such entity without the consent of Franchisor; provided that after any such Transfer (including a transfer to Tumbleweed), Terrance Smith shall be the chief executive officer involved in the day-to-day business of Tumbleweed, Developer or other assignee or successor-in-interest of Developer or Tumbleweed (whichever person holds the rights under this Agreement) and further provided that Terrance Smith shall hold at least a ten percent (10%) ownership interest in Tumbleweed, Developer or such other assignee or such successor-in-interest of Developer or Tumbleweed. In the event Tumbleweed is merged or otherwise rolled into Tumbleweed, LLC, or a successor entity of Tumbleweed formed, and into which it and Tumbleweed, LLC's operations may be transferred, for the purpose of effectuating an underwritten public offering of the stock of such combined entities after Tumbleweed becomes the Developer hereunder, prior to such merger or roll-up, Franchisor's Buy-Out Right shall be accelerated and Franchisor shall have fifty (50) days after receipt of written notice of Developer's intention to roll-up into Tumbleweed, LLC to elect to effectuate such Buy-Out Right in accordance with Section 3 hereof, or, in Franchisor's sole discretion, to consent to such roll-up; provided that, notwithstanding anything to the contrary contained elsewhere herein, Franchisor's consent shall be in any event conditioned upon Terrance Smith at all times thereafter remaining responsible for and integrally involved in the day-do-day business and operations of Developer or its successor in connection with this Agreement and, to the extent the entity into which Tumbleweed is rolled up is a subsidiary of Tumbleweed, LLC (or its successor), Terrance Smith shall also act as the chief executive officer of such subsidiary, and further provided that, in the event Terrance Smith does not at any time have the foregoing responsibilities, Franchisor may elect to exercise its Buy-Out Right in accordance with Section 3 hereof. Any person to whom a Transfer is made in accordance with this Section 16.2 (including Tumbleweed) shall be a "Permitted Transferee" for purposes of this Agreement and shall be responsible for the performance of all of the obligations of Developer contained herein. In addition, if the Permitted Transferee is Tumbleweed, Tumbleweed, each of its executive management (above unit levels, including area managers) and officers shall each execute a noncompetition and proprietary information agreement in favor of Franchisor and BRAII as set forth in Section 18 hereof. If the Permitted Transferee is not Tumbleweed, than only such Permitted Transferee, its executive management and its officers shall be required to execute such an agreement. Developer shall notify Franchisor in writing of any proposed transfer at least thirty (30) days before such transfer is to take place, and shall provide such information and documentation relating to the proposed transfer as Franchisor may reasonably request. Furthermore, Developer acknowledges and agrees that a condition essential to this Agreement is that the services to be provided hereunder are to be performed exclusively by Developer and Developer shall not delegate or sub-broker any of its rights or obligations hereunder, without the prior written permission of Franchisor. Any purported assignment, transfer, delegation or sub-brokerage not having the written consent of Franchisor required by this Section 16.2 shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may immediately terminate this Agreement without opportunity to cure pursuant to
Section 17.2 of this Agreement.




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DEVELOPMENT AGREEMENT                                                 Page 15

     16.3. Developer further agrees that:

          16.3.1. Developer shall not pledge or otherwise encumber this Agreement or any interest of Developer herein as security for any loan or other obligation; and

          16.3.2. Neither Developer nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Developer shall: (i) pledge or otherwise encumber any ownership interest in Developer; or (ii) offer or sell securities of Developer by public offering.

     16.4. Developer shall pay a transfer fee of Twenty-Five Hundred Dollars ($2,500) plus Franchisor's actual and reasonable expenses for outside services associated with reviewing the application to transfer, including, but not limited to, reasonable attorneys' fees.

     16.5. The executor or personal representative of a person with an interest in Developer shall transfer such person's interest to a third party approved by Franchisor, approval not to be unreasonably withheld within a reasonable time after the date of such person's death or declaration of such person's mental incapacity. In the case of transfer by bequest, if the beneficiaries are unable to meet the conditions of this Section 16, the executor shall transfer the deceased's interest to another party approved by Franchisor within a reasonable time, subject to all the terms and conditions for transfers contained in this
Section 16. If the interest is not disposed of within two (2) years from the date of death or appointment of a personal representative, Franchisor may terminate this Agreement by written notice.

     16.6. Franchisor's consent to a transfer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferor or transferee.

     17. DEFAULT AND TERMINATION

     17.1. Developer shall be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer becomes insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Developer or such a petition is filed against Developer and not opposed by Developer; if Developer is adjudicated as bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer; if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law is instituted by or against Developer; if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a bond is filed); if Developer is dissolved; if execution is levied against Developer's business or property; or if Terrance Smith ceases to own ten percent (10%) of Developer or any Permitted Transferee or ceases at any time to be the largest stockholder of Developer or its Permitted Transferee or cease to be the chief executive officer actively and integrally involved in the fulfillment of Developer's or any Permitted Transferee's obligations



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DEVELOPMENT AGREEMENT                                                 Page 16
hereunder for any reason, including the death or Disability of Terrance Smith. For purposes hereof, "Disability" shall mean the inability of Terrance Smith to perform the obligations and responsibilities of Developer hereunder for an aggregate of one hundred twenty (120) days or sixty (60) consecutive days during any three hundred sixty-five (365) day period.

     17.2. Franchisor shall have the right to terminate this Agreement, effective immediately upon the receipt of written notice by Developer, if any of the following events occurs:

          17.2.1. In the event of any transfer of an interest in Developer or in this Agreement which does not comply with Section 16 of this Agreement, or any transfer of an interest in Developer by intestate succession to an heir who is unable to meet the conditions of Section 16.5; or

     17.3. If Developer fails to cure any material default of any material provision of this Agreement within fifteen (15) days after receiving written notice of default from Franchisor, this Agreement shall terminate at the end of such fifteen (15) day period without further notice from Franchisor (provided that Developer shall not have any opportunity to cure any breach that by its nature is not susceptible to cure and further provided that Developer shall be given reasonable additional time to cure should Developer be diligently pursuing the cure and should such additional cure period not materially affect Franchisor or BRAII).

     17.4. Upon termination of this Agreement, Developer shall have no right to market or promote the System or sell or implement Franchises, and Franchisor shall be entitled to establish, and to franchise others to establish, System Restaurants at any location in the Development Area.

     17.5. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or in equity.

     18. COVENANTS
         ---------

     18.1. Developer acknowledges that, pursuant to this Agreement, Developer will receive valuable confidential information, including, without limitation, information regarding the site selection, marketing, and food preparation techniques of Franchisor and the System. Developer covenants that, during the term of this Agreement, Developer shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or legal entity:

          18.1.1. Divert or attempt to divert any present or prospective franchisor or customer of a System Restaurant to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;


          18.1.2. Own, manage, operate, engage in, be employed by, provide any assistance to, or have any interest in (as owner or otherwise) any other business whose sales of pizza and related products (other than Mexican/South Western pizza or products, provided that Developer shall not use brick ovens in connection therewith, including without limitation, the proprietary



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DEVELOPMENT AGREEMENT                                                 Page 17
ovens of BRAII or Franchisor or any derivations thereof), are more than five percent (5%) of its total sales by annual dollar value.

     18.2. In the event of a Buy-Out, Developer covenants that, except as otherwise approved in writing by Franchisor, Developer shall not, during the period commencing with the expiration or termination of this Agreement or the approved transfer of this Agreement to a new developer, and continuing for a period ending two (2) years after the Buy-Out either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business whose sales of pizza, other than Mexican/South Western pizza or products, provided that Developer shall not use brick ovens in connection therewith, including without limitation, the proprietary ovens of BRAII or Franchisor or any derivations thereof, related products, and manufacture of brick ovens are more than five percent (5%) of its total sales by annual dollar volume on a worldwide basis.

     18.3. Sections 18.1.2 and 18.2 shall not apply to ownership by Developer of a less than five percent (5 %) beneficial interest in the outstanding equity securities of any publicly held corporation.

     18.4. Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 18.1 and 18.2 of this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof; and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding anything to the contrary contained in this Agreement.

     18.5. Developer agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section 18. Developer agrees to pay all costs and expenses incurred by Franchisor in enforcing this Section 18, including, but not limited to, reasonable attorneys fees.

     18.6. Developer acknowledges that Developer's violation of the terms of this Section 18 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer accordingly consents to the issuance of an injunction prohibiting any conduct by Developer in violation of the terms of this Section 18. Such injunctive relief shall be in addition to any other remedies Franchisor may have.

     18.7. At Franchisor's request, Developer shall obtain and furnish to Franchisor executed covenants similar in substance to those set forth in this
Section 18 (including covenants applicable upon the termination of an individual's relationship with Developer) from any or all executive management (above the unit level including area managers), officers and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of Developer. Every covenant required by this Section 18.7 shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary with the independent right to enforce the covenant.




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DEVELOPMENT AGREEMENT                                                 Page 18

     18.8. Developer covenants and agrees that upon termination of this Agreement for any reason, Developer shall make available to Franchisor and BRAII for employment or other engagement by Franchisor and/or BRAII, any person who was, at the time of termination or within the one year period prior to termination, a full-time employee (other than Terrance Smith), of Developer or BRAII in connection with this Agreement, the Franchises or the System Restaurants; provided that Developer makes no guarantee that any such person will accept employment with Franchisor or BRAII. In the event that any such person does not accept employment with Franchisor or BRAII, Developer shall not employ such person for a period of one (1) year thereafter. For purposes hereof "full-time" shall mean thirty (30) hours or more. Any non-full-time employees may be employed by Developer.

     18.9. Developer understands, covenants and agrees that the brick ovens used in the System Restaurants contain proprietary technology which Developer shall have no right to use, sell or divulge. Developer fully agrees that such brick ovens will be leased to Franchisees under the Franchise Agreements subject to payment of an up-front license fee and that the Franchise Agreement will provide that title to the brick ovens will be returned to Franchisor upon termination of the applicable Franchise Agreement.

     19. NOTICES

     All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or delivered or sent by another method which affords the sender evidence of receipt or attempted delivery, to the respective parties at the following addresses, unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:

         Boston Restaurant Associates, Inc.
         Stonehill Corporate Center
         999 Broadway, Suite 400
         Saugus, MA 01906
         Attn: Chief Executive Officer
         Tel:  617 231-7575
         Fax:  617 231-5225

     with a copy to:

         Brown, Rudnick, Freed & Gesmer, P.C.
         One Financial Center
         Boston, MA  02111
         Attn: Gordon R. Penman, Esquire
         Tel:  617 856-8200
         Fax:  627 856-8201


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DEVELOPMENT AGREEMENT                                                 Page 19

     Notices to Developer:

         Terrance Smith
         Regina International Ltd.
         541 Steenweg op Brussel
         3090 Overijse
         Belgium
         Tel:  011 322 657 0555
         Fax:  011 322 657 0247

     with a copy to:

         Michael Fleishman, Esquire
         Greenebaum Doll & McDonald PLLC
         3300 National City Tower
         101 South Fifth Street
         Louisville, KY  40202-3197
         Tel:  502 587-3530
         Fax:  502 587-3695

     Any notice sent or delivered which affords the sender evidence of receipt or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.

     20. INDEPENDENT CONTRACTOR AND INDEMNIFICATION
         ------------------------------------------

     20.1. It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them; that Developer is an independent contractor; and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     20.2. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

     20.3. Nothing in this Agreement authorizes Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name. Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, nor shall Franchisor be liable by reason of any act or omission of Developer or any claim or judgment arising therefrom against Developer or Franchisor. Developer shall hold harmless and indemnify Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees against any claim arising directly or indirectly from, as a result of, or in connection with Developer's activities hereunder, as well as the costs of defending against any such claim.


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DEVELOPMENT AGREEMENT                                                 Page 20

     21. APPROVALS AND WAIVERS
         ---------------------

     21.1. Whenever this Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as may be otherwise expressly provided herein, such approval or consent must be obtained in writing and signed by an officer of Franchisor within seven (7) days of being received.

     21.2. Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer by providing any waiver, approval, consent, or suggestion to Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     21.3. No failure of Franchisor to exercise any right reserved to it in this Agreement or to insist upon strict compliance by Developer with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to exercise such right or to demand exact compliance with any of the terms of this Agreement. Waiver by Franchisor of any particular default by Developer shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar, or different nature; nor shall any delay, forbearance, or omission of Franchisor to exercise any power or right arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement affect or impair Franchisor's right to exercise the same; nor shall such constitute a waiver by Franchisor of any rights hereunder or rights to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.

     22. SEVERABILITY AND CONSTRUCTION
         -----------------------------

     22.1. If, for any reason, any provision of this Agreement is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall only apply in the jurisdiction holding such provision invalid and shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement as may remain otherwise intelligible. The latter shall continue to be given full force and effect and bind the parties hereto, and the invalid provision(s) shall be deemed not to be a part of this Agreement.

     22.2. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, and such of their successors and assigns as may be contemplated by Section 17 above, any rights or remedies under or by reason of this Agreement.

     22.3. Any provision or covenant of this Agreement which expressly or by reasonable implication imposes obligations after the expiration or termination of this Agreement shall survive such expiration or termination.

     22.4. Developer agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result (i) from striking from any of the provisions hereof any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final




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DEVELOPMENT AGREEMENT                                                 Page 21
decision to which Franchisor is a party, or (ii) from reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

     23. APPLICABLE LAW; REMEDIES
         ------------------------

     23.1. Any action (whether or not arising out of this Agreement) brought by Developer against Franchisor in any court, whether federal or state, shall be brought, and any action brought by Franchisor against Developer may be brought, within the judicial district of the City of Boston, Suffolk County, in the Commonwealth of Massachusetts. The parties hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     23.2. This Agreement shall be executed and accepted on behalf of Franchisor in the Commonwealth of Massachusetts by a duly authorized officer, only following signature by a duly authorized representative of Developer, and shall be governed by the laws of the Commonwealth of Massachusetts. Franchisor and Developer consent to be bound by the provisions of such laws.

     23.3. No right or remedy conferred upon or reserved to Franchisor or Developer by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     23.4. Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     23.5. Developer and Franchisor irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Developer and Franchisor hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

     24. ARBITRATION OF DISPUTES
         ------------------------

     24.1. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, which the parties fail to resolve by agreement, shall be settled by binding arbitration in the City of Boston, Suffolk County, in the Commonwealth of Massachusetts, U.S.A. in accordance with the commercial arbitration rules of the American Arbitration Association, applying the laws of the Commonwealth of Massachusetts as provided in Section 23 above. If the laws of the country in which Developer is domiciled do not permit arbitration in the Commonwealth of Massachusetts, then the arbitration shall take place in England (United Kingdom) with the rules of the International Chamber of Commerce applying the laws of the Commonwealth of Massachusetts or, if the application of such laws shall be prohibited by the country in which the Developer is domiciled, then applying the laws of England. Notwithstanding the foregoing, if the application of the laws of England in arbitration proceedings is prohibited by the country in which Developer is domiciled, then any disputes


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DEVELOPMENT AGREEMENT                                                 Page 22
arising hereunder shall be submitted to the courts of England, to whose jurisdiction the parties hereby consent, for settlement under the laws of England.

     24.2. Judgment upon any arbitration award so rendered may be entered in any court having jurisdiction, or application may be made to any such court for confirmation of such award or additional acceptance of such award, and for an order of enforcement or other legal remedy, as the case may be. Notwithstanding the foregoing, Franchisor may elect to forego arbitration and pursue any claim or dispute relating to its intellectual property rights (including the Proprietary Marks) in any court of competent jurisdiction.

     25. ENTIRE AGREEMENT
         ----------------

     This Agreement, the documents referred to herein, and the Exhibits attached hereto constitute the entire agreement between Franchisor and Developer concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless agreed to in writing by the parties and executed by their authorized officers or agents.

     26. ACKNOWLEDGMENTS
         ---------------

     26.1. Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and is largely dependent upon Developer's business skills and financial and other resources. Franchisor expressly disclaims the making of, and Developer acknowledges not having received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     26.2. Developer acknowledges that Developer has received, read, and understood this Agreement and the attached Exhibits, and that Developer has had ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.





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DEVELOPMENT AGREEMENT                                                 Page 23

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.


BOSTON RESTAURANT ASSOCIATES, INC.           DEVELOPER



By: _______________________________          By: _______________________________

Title: ____________________________          Title: ____________________________







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DEVELOPMENT AGREEMENT                                                 Page 24

                                    EXHIBIT A
                                    ---------
                                       to

                                 PIZZERIA REGINA
                                 ---------------

                       INTERNATIONAL DEVELOPMENT AGREEMENT
                       -----------------------------------


                                PROPRIETARY MARKS
                                -----------------


                                         Date
    Registered Marks         Type      Registered      Registration Number
    ----------------         ----      ----------      ---------------------
The Pizzeria Regina Crown*    SM       9/28/82         1210976.00
Pizzeria Regina**             TM       9/28/82         1210976.00



Pizzeria Regina Boston's Brickoven Pizza*                TM in use   pending*



*Will be registered only where Developer and BRAII mutually agree in their reasonable discretion.

**To be registered everywhere in the Development Area.







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DEVELOPMENT AGREEMENT                                                 Page 25

                                    EXHIBIT B
                                    ---------

                                       to

                                 PIZZERIA REGINA
                                 ---------------

                       INTERNATIONAL DEVELOPMENT AGREEMENT
                       -----------------------------------

                                DEVELOPMENT AREA
                                ----------------


     The Development Area (see Section 1.1) shall be the following:

     Worldwide, except for the continents of North and South America, the Caribbean and similar outlying or affiliated islands, states and territories belonging to countries located in North and South America.







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DEVELOPMENT AGREEMENT                                                 Page 26

                                    EXHIBIT C
                                    ---------

                                       to

                                 PIZZERIA REGINA
                                 ---------------

                       INTERNATIONAL DEVELOPMENT AGREEMENT
                       -----------------------------------


                               FRANCHISE AGREEMENT
                               -------------------


         The attached form of Franchise Agreement shall be used by Developer as a model from which Developer will develop a final Franchise Agreement appropriate for the System Restaurants in the Development Area.







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DEVELOPMENT AGREEMENT                                                 Page 27

                                    EXHIBIT D
                                    ---------

                                       to

                                 PIZZERIA REGINA
                                 ---------------

                       INTERNATIONAL DEVELOPMENT AGREEMENT
                       -----------------------------------


                               UNIFORM FRANCHISING
                               -------------------
                                OFFERING CIRCULAR
                                -----------------









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DEVELOPMENT AGREEMENT                                                 Page 28